CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


To the Board of Directors
Westside Energy Corporation
Houston, Texas

We hereby consent to the incorporation by reference in this PostEffective Amendment No. 2 to this Registration Statement on Form SB-2 our report dated February 11, 2005 included herein, relating to the financial statements as of December 31, 2004 and for each of the two years thenended.


December 15, 2005

Malone & Bailey, PC
Houston, Texas
www.malone-bailey.com